Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Michigan Municipal Money Market Fund, Fidelity Ohio Municipal Money Market Fund, and Fidelity Pennsylvania Municipal Money Market Fund series of Fidelity Municipal Trust II (the "Trust"), filed as part of this Post-Effective Amendment No. 27 to the Trust's Registration Statement on Form N-1A (File Nos. 033-43986 and 811-06454) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 25 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

Washington, DC

February 24, 2005